Exhibit 4.1

NUMBER CL

CAPITAL LODGING

SHARES

CAPITAL LODGING

FORMED AS A REAL ESTATE INVESTMENT TRUST UNDER THE LAWS OF THE STATE OF MARYLAND

COMMON SHARES

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY

COMMON SHARES

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

This certifies that

CUSIP 140291 10 5

is the registered owner of

FULLY PAID AND NONASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST ($0.001 PAR VALUE PER SHARE) OF

CAPITAL LODGING

transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon the surrender of this Certificate properly endorsed. This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Declaration of Trust and Bylaws of the Trust and any amendments thereto.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of the Trust's duly authorized officers.

Dated:

PRESIDENT

TREASURER

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: MIKE PETERS 931-490-1720 PROOF OF JULY 21, 2004 CAPITAL LODGING TSB 16656 FC
SALES: P SHEERIN 708-599-0404	OPERATOR: Ron / Carlos / Teresa
/ ETHER 19 / LIVE JOBS / C / CAPITAL 16656 FC	REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____MAKE CHANGES AND SEND ANOTHER PROOF

Colors selected for printing: Logo is in EPS format; Prints in 100% Black gradient. Intaglio prints in SC-3 Dark Green.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

CAPITAL LODGING

The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

The shares evidenced by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Trust's maintenance of its status as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, (i) no Person may Beneficially or Constructively Own Common Shares of the Trust in excess of 9.9% (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own Equity Shares of the Trust in excess of 9.9% of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons and (v) no Person may Constructively Own Equity Shares that would result in any gross income of the Trust being treated as nonqualifying income for purposes of Section 856(c)(2) of the Code as a result of the failure of any Person to be treated as an "eligible independent contractor" within the meaning of Section 856(d)(9) of the Code with respect to the Trust. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Equity Shares which cause or will cause a Person to Beneficially or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares evidenced hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Trust may redeem Equity Shares upon the terms and conditions specified by the Board of Trustees in its sole discretion if the Board of Trustees determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void *ab initio*. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge. Requests for such a copy may be directed to the Secretary of the Trust at the Trust's principal office.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to the applicable laws laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ____________ Custodian ____________
(Cust) (Minor)
under Uniform Gifts to Minors
Act ____________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____

(NAME AND ADDRESS OF ASSIGNEE SHOULD BE PRINTED OR TYPEWRITTEN)

____

____

____

of the Common Shares evidenced by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________ *Attorney*

to transfer the said shares on the books of the within-named Trust, with full power of substitution in the premises.

Dated ______________

____
SIGNATURE

____
SIGNATURE

NOTICE: *THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.*

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: P. SHEERIN 708-599-0404
/ ETHER 19 / LIVE JOBS / C / CAPITAL 16656 BK

PRODUCTION COORDINATOR: MIKE PETERS 931-490-1720
PROOF OF JULY 21, 2004
CAPITAL LODGING
TSB 16656 BK
OPERATOR: Ron/ Carlos / Teresa
REV. 1

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____MAKE CHANGES AND SEND ANOTHER PROOF
NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.